PROXY STATEMENT FOR 60 EAST 42ND ST. ASSOCIATES


			      SCHEDULE 14A INFORMATION
				   (Rule 14a-101)


	     Proxy Statement Pursuant to Section 14(a) of the Securities
		       Exchange Act of 1934 (Amendment No.   )

	 Filed by the Registrant [ X ]

	 Filed by a Party other than the Registrant [  ]

	 Check the appropriate box:

	      [ X ]  Preliminary Proxy Statement
	      [   ]  Confidential, for Use of the Commission Only
		     (as permitted by Rule 14a-6(e) (2))
	      [   ]  Definitive Proxy Statement
	      [   ]  Definitive Additional Materials
	      [   ]  Soliciting Material Pursuant to Rule 14a-11(c)
		     or Rule 14a-12

	 .....................................................................

		  (Name of Registrant as Specified In Its Charter)

			   60 East 42nd St. Associates

	 .....................................................................
		      (Name of Person(s) Filing Proxy Statement
			    if other than the Registrant)

	 Payment of Filing Fee (Check the appropriate box):

	 [ X ]  No fee required.
	 [   ]  Fee computed on table below per Exchange Act Rules
		14a-6(i)(4) and O-11.

		(1) Title of each class of securities to which transaction applies:

		(2) Aggregate number of securities to which transaction applies:

		(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
		     Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

		(4)  Proposed maximum aggregate value of transaction:

		(5)  Total fee paid:
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	 [   ]  Fee paid previously with preliminary materials:

	 [   ]  Check box if any part of the fee is offset as provided by
		Exchange Act Rule O-11(a)(2) and identify the filing for
		which the offsetting fee was paid previously.  Identify the
		previous filing by registration statement number, or the
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		(1)  Amount previously paid:

		(2)  Form, Schedule or Registration Statement no.:

		(3)  Filing Party

		(4)  Date Filed:







































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						      PRELIMINARY COPY


			      60 East 42nd St. Associates
			       c/o Wien, Malkin & Bettex
				  60 East 42nd Street
				New York, New York 10165


			      60 EAST 42ND ST. ASSOCIATES

		 STATEMENT ISSUED BY THE AGENTS IN CONNECTION WITH THE
			    SOLICITATION OF CONSENTS OF THE
				      PARTICIPANTS

				 Dated __________, 1996


		   This Statement is issued in connection with the solicitation of Consents of the Participants in 60 East 42nd St. Associates ("Associates") by Peter L. Malkin, Ralph W. Felsten, Donald A. Bettex, Stanley Katzman, John L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr., as Agents (the "Agents") for the participants (the "Participants"). Associates was formed to own The Lincoln Building and underlying land (collectively the "Property") located at 60 East 42nd Street, New York, New York, subject to a net lease to Lincoln Building Associates (the "Net Lessee"). The Property was acquired through a cash investment of $7,000,000 in a second mortgage on the Property, which was subsequently converted to an ownership position. The acquisition of ownership also involved financing provided by a first mortgage (the "Fee Mortgage") in the original principal amount of $17,200,000. See Section I. - Background.

		   The Agents are requesting the consent of the Participants to each of the following proposals:

		    A.  Governance Issues

		   (1)  The designation of additional successor Agents.

		   (2) The elimination of the requirement that no person may serve as Agent for more than one group of Participants.

		   (3) The granting to the Agents of the right to combine groups of Participants.

		    B.  Operations Issues

		   (1) The granting to the Agents other than Peter L. Malkin, if Peter L. Malkin has ceased to serve as an Agent, of authority to refinance the Fee Mortgage from time to time on terms determined to
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	 be beneficial to Associates as long as the new mortgagee is an
	 institutional lender and the Fee Mortgage balance is not then increased.

		   (2) The granting to the Agents of the right, in consideration of the undertaking by the Net Lessee of certain improvements to the Property and an increase in the Net Lessee's Basic Rent (as hereinafter defined) and Primary Additional Rent (as hereinafter defined), to (a) grant to the Net Lessee two options to further extend its Net Lease (as hereinafter defined) for 25 years each and (b) increase the principal balance of, and otherwise modify certain terms of, the Fee Mortgage.

	 In implementing those proposals consented to by the Participants, the Agents will amend the Participating Agreements (as hereinafter defined) as attorneys-in-fact for the Participants, execute and deliver with the Net Lessee amendments to the Net Lease, and take such other actions and execute and deliver with the requisite party or parties such other documents, agreements and instruments, and do such other acts and things, as the Agents deem necessary or appropriate in the circumstances.

		   It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on ______, 1997. The solicitation of Consents will terminate on _______, 1997 unless extended by the Agents, but in no event later than _________________. The Agents will advise all Participants of the results of the solicitation as soon as may be practicable, but in no event later than 90 days after the termination date noted above or any extension thereof.

	 I.    BACKGROUND

	       A.  Organization of Associates

		   Associates, a New York partnership, was organized on September 25, 1958 for the purpose of acquiring title to the Property subject to the Net Lease. Associates is comprised of seven partners, each of whom acts as agent for a group of Participants pursuant to a participating agreement (a "Participating Agreement") between the Agent and his investor Participants.

		   The original partners in Associates were the late
	 Lawrence A. Wien, Harry B. Helmsley, Alvin S. Lane, the late Henry W. Klein, the late William F. Purcell, Alvin Silverman and Fred Linden. Peter L. Malkin, Stanley Katzman, Ralph W. Felsten, Donald A. Bettex, John L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr. are the current partners in Associates. Messrs. Keltner, Loehr and Shapiro became partners during 1996.

		   The terms of each Participating Agreement are identical to all others. Under each of the Participating Agreements between the Agents and their respective groups of Participants, Participants have


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	 the right to approve or disapprove certain proposed actions by their
	 Agent, including the increase of the Fee Mortgage and amendments to the Net Lease. Amendments to a Participating Agreement also require approval of the affected Participants. The percentage of Participants required to approve each of the proposals of the Agents in this Statement, and the related Participation Purchase Arrangement, are described in Section XI. - Terms of Solicitations of Consents.

	       B.  The Property

		   The Property is located along the south side of 42nd Street between Madison Avenue and Park Avenue diagonally across 42nd Street from Grand Central Terminal. The Property also has entrances on Madison Avenue and 41st Street. Erected in 1930, the building (the "Building") has 55 floors, a concourse and lower lobby.

		   The Building contains retail usage in the concourse and approximately 500 tenants, who engage principally in the practices of law, accounting, real estate, engineering and advertising. As of August 1, 1996, the Building was approximately 90% occupied.


	       C.  The Net Lease

		   1.   Term

			On October 1, 1958, Associates entered into an Agreement of Lease with the Net Lessee for the Property for an initial term of twenty-five years ending September 30, 1983. The Agreement of Lease was modified by agreements dated January 1, 1964, as of January 1, 1977, as of April 1, 1979, as of April 1, 1981, as of April 1, 1982, and as of October 1, 1987 (the Agreement of Lease, as so modified, the "Net Lease"). Pursuant to the Net Lease, the Net Lessee was granted the right to renew the term for two additional periods of twenty-five years each, provided the Net Lessee was not in default under the Net Lease and gave adequate notice of renewal to Associates. As a result of the exercise of the first renewal right, the term of the Net Lease was extended through September 30, 2008.
	 If the second renewal right is exercised, the term will be extended through September 30, 2033.

		   2.   Rent

			The Net Lease provides for the Net Lessee to pay:

			a. annual basic rent ("Basic Rent") equal to the sum of (i) the annual amount of the monthly payments due from time to time on the Fee Mortgage (the "Mtge Rent") and (ii) $24,000;

			b. for each fiscal year of the Net Lease term (October 1 through September 30), additional rent ("Additional Rent") comprised of (i) up to the first $1,053,800 of the Net Lessee's net


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	 operating income, as defined in the Net Lease ("Primary Additional
	 Rent"), and (ii) 50% of the Net Lessee's remaining net operating income ("Secondary Additional Rent").

			Basic Rent is currently $1,087,842 per annum, payable in equal monthly installments of $90,653.50.

			Primary Additional Rent for each fiscal year is advanced monthly based on the net operating income of the Net Lessee for the prior fiscal year, and then adjusted in the following fiscal year based upon actual results. Secondary Additional Rent for each fiscal year is payable annually within sixty (60) days following the end of such fiscal year. For the past 17 fiscal years, the Net Lessee has paid the full $1,053,800 of Primary Additional Rent. For the most recently completed fiscal year (10/1/94-9/30/95), the Net Lessee paid Secondary Additional Rent of $1,565,928 on November 30, 1995. Although the Net Lessee is permitted to deduct against advances for Primary Additional Rent accumulated losses from certain prior fiscal years, there is currently no accumulated loss from past fiscal years to be deducted against current or future payments of Primary Additional Rent. See Section I.F. - Financial Information.

		   In connection with a refinancing of the Fee Mortgage, the Mtge Rent is modified to reflect the revised annual amount of the monthly payments of interest, or principal and interest, under the Fee Mortgage, unless there is an increase in the Fee Mortgage balance. If there is an increase, then the Mtge Rent will equal the product of the new debt service percentage rate under the refinanced Fee Mortgage multiplied by the principal balance of the Fee Mortgage immediately before the refinancing. As the Mtge Rent is modified, the Basic Rent is changed in the same dollar amount.

		   3.   Other Material Net Lease Terms

			The Net Lease provides that the Net Lessee will pay all operating and maintenance expenses, will make necessary repairs and replacements and will keep the Property adequately insured against fire and accident. The Agents believe the insurance maintained by the Net Lessee is adequate. The Net Lease does not require the Net Lessee to make capital improvements to the Property.

		   The Net Lease also requires that the Net Lessee pay real estate taxes. The taxes for the 1996/97 tax year (July 1, 1996 - June 30, 1997) are $5,846,100, based on an assessed value of $57,024,000 and a rate of $10.252 per $100. Because of delays in completing the New York City budget, however, the 96/97 real estate taxes are payable in unequal installments of $2,965,818 on July 1, 1996 and $2,880,282 on January 1, 1997. The Net Lessee also pays Business Improvement District assessments of $162,762 for the same 1996/97 tax year in two equal installments of $81,381, the first of which is payable on July 1, 1996 and the second on January 1, 1997. The July 1, 1996 installments of real estate taxes and BID assessments have been paid.


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		   Pursuant to the Net Lease, the Net Lessee has the right to
	 assign the Net Lease, without Associates' consent, so long as the assignee assumes in writing all of the obligations of the lessee under the Net Lease. The Net Lessee also has the right to surrender its leasehold on sixty (60) days' notice to Associates.

	       D.  Fee Mortgage

		   The Fee Mortgage, in the original principal amount of $17,200,000, was initially incurred when Associates acquired the Property. The Fee Mortgage has been refinanced many times since then, the last refinancing being on October 6, 1994.

		   The current mortgagee is Morgan Guaranty Trust Company of New York, as Trustee. The principal amount of the Fee Mortgage is $12,020,813.53. The Fee Mortgage provides for monthly payments of interest only at the annual rate of 8.85%, with the entire principal balance and unpaid interest being due and payable on October 31, 2004.

	       E.  Competition

		   Pursuant to tenant space leases at the Building, the average base rent payable to the Net Lessee is approximately $26.00 per square foot (exclusive of electricity charges and escalation). Such rate is competitive with the average rental rate charged by similar office buildings offering comparable space in the immediate vicinity of the Building. The Agents understand, based on materials generally available through local leasing brokerage companies and the New York Real Estate Board and through their general knowledge of the market, that buildings of comparable age and condition to the Building charge rental rates within $1.00 - $2.00 per square foot of the average rental rate at the Building. Rental rates for space are in the high $30's to low $40's per square foot at the following three nearby buildings: 101 Park Avenue (a newer office building with modern facilities and located at 40th Street); Republic National Bank Building (a modern building on Fifth Avenue and 41st Street); the Met Life Building (a premier building erected in 1961).

		   In the overall rental market for commercial space in Manhattan, rents range from approximately $45 per square foot for prime office space to approximately $7 per square foot in less developed industrial and/or secondary commercial areas. Accordingly, the average rent at the Building may be considered competitive in the area, given the relative condition of surrounding buildings and the nature of services, amenities and office space offered by them as compared to the Building.

		   The Net Lessee operates the Building free from any federal, state or local government restrictions involving rent control or other similar rent regulations which may be imposed upon residential real estate in New York City. Any increase or decrease in the amount



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	 of rent payable by a space tenant in the Building is governed by the
	 provisions of the space tenant's lease, or, if a new space tenant, by then existing trends in the rental market for office space.

	       F.  Financial Information

		   For the years 1995, 1994 and 1993, the Participants received total distributions representing an annual return on their original cash investment at the rates of approximately 35%, 40% and 49%, respectively. These percentages were calculated by dividing the cash payments to the Participants in the year in question by the original cash investment in the Property by the Participants ($7,000,000). Certain current Participants may have purchased their interests for amounts different from the original cash investment amount and their rates of return on investment will thus be different.

		   Each monthly installment of Basic Rent received by Associates is applied to pay monthly debt service on the Fee Mortgage and Basic Supervisory Compensation to Wien, Malkin & Bettex ("WM&B"). Monthly advances in respect of Primary Additional Rent are used by Associates to make monthly distributions to the Participants and pay Additional Supervisory Compensation to WM&B. Secondary Additional Rent is used by Associates when received to pay Additional Supervisory Compensation to WM&B and make additional distributions to the Participants. See Section I.G. - Supervisory Services.

		   Attached are audited balance sheets of Associates as of December 31, 1995 and December 31, 1994 and the related statements of income, partners' capital deficit and cash flows for each of the three years in the period ended December 31, 1995, and a Schedule of Real Estate and Accumulated Depreciation as of December 31, 1995. Also attached is a table showing selected financial data for the five most recent completed fiscal years of Associates ("Financial Statements"). In addition, unaudited condensed balance sheets as of June 30, 1996 and December 31, 1995 and the related condensed statements of income for the three month and six month periods ended June 30, 1996 and June 30, 1995, and cash flows for the six month periods ended June 30, 1996 and June 30, 1995 are also enclosed ("Quarterly Financial Statements"). See Section VIII. - Management's Discussion and Analysis of Financial Condition and Results of Operations.

		   Jacobs Evall & Blumenfeld ("JEB") has for more than 20 years served as Associates' independent public accountants in connection with Securities and Exchange Commission ("SEC") filings. JEB also handles certain other financial accounting work for Associates, including tax returns.

	       G.  Supervisory Services to Associates

		   No Agent receives any remuneration from Associates for serving as Agent. However, each of the current Agents other than


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	 Donald A. Bettex (who has recently retired from WM&B) is a member of
	 Wien, Malkin & Bettex, which firm receives compensation from Associates for supervisory services.

		   WM&B has acted as supervisor and legal counsel for both Associates and the Net Lessee since the inception of these entities. In addition to serving as counsel to Associates, WM&B maintains Associates' partnership and Participant records, performs physical inspections of the Property, reviews violation searches and insurance coverage and conducts annual partnership meetings. WM&B also provides financial services to Associates, including monthly receipt of rent from the Net Lessee, payment of monthly Fee Mortgage obligations, payment of monthly and additional distributions to the Participants, confirmation of the payment of real estate taxes and BID assessments, review of financial statements submitted to Associates by the Net Lessee and financial statements audited by and tax information prepared by Associates' independent certified public accountants, and distribution of such materials to the Participants. WM&B also prepares quarterly, annual and other periodic filings with the Securities and Exchange Commission and applicable state authorities.

		   In consideration for its various services to Associates, WM&B receives payment of $24,000 a year ("Basic Supervisory Compensation") and an additional payment of 10% of cash available for distributions to Participants in excess of 14% on the original cash investment of Associates ("Additional Supervisory Compensation"). From Associates' payments to it, WM&B pays all disbursements of Associates relating to WM&B's services to Associates, including accounting and other professional fees, filing and search fees, and document preparation and mailing costs. During the fiscal year ended December 31, 1995, Associates paid WM&B $187,973.00 (consisting of Basic Supervisory Compensation of $24,000.00 and $163,973.00 in Additional Supervisory Compensation).

	 II.   GOVERNANCE ISSUES

	       A.  Designation of Successors to the Agents

		   Paragraph Sixth of each Participating Agreement provides that, in the event of the resignation, removal, death, incompetency or other disability of an Agent, he shall be succeeded by certain persons in the order listed therein or by any other person of full age designated in writing by the holders of at least 75% of the Participations in that group. The individuals designated as successors in each Participating Agreement are the same in all Participating Agreements.

		   No successor named in the Participating Agreements is available to serve at this time, and it is now necessary to designate new successors for each Agent. The Agents recommend that each group of Participants approves the following as successor Agents for that group: (a) any individual who is at the time of his or her


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	 designation as Agent a partner in WM&B; (b) any entity controlled by
	 WM&B; (c) Anthony E. Malkin; and (d) Scott D. Malkin. The order of succession shall be determined by Peter L. Malkin, or failing such determination, by the Executive Committee of WM&B.

		   Anthony E. Malkin and Scott D. Malkin are sons of Peter L. Malkin and each is a graduate of Harvard College and experienced in real estate. After receiving law and business degrees from Harvard University, Scott D. Malkin has been involved with real estate ownership and development in the United States and Europe for the past twelve (12) years. Anthony E. Malkin has served for the past eight (8) years as President of W&M Properties, Inc., the real estate management firm owned by him and Peter L. Malkin. During his tenure at W&M, Anthony E. Malkin has been involved in over $180,000,000 in property structurings, including acquisitions, and $230,000,000 in property-related financing transactions, as well as day-to-day management and operation of office, residential and industrial properties located throughout the Eastern United States.

	       B.  Permitting an Agent to Serve as the Agent
		   For More Than One Group of Participants

		   Each of the seven Agents represents a separate group of Participants. Paragraph Sixth of each Participating Agreement provides that no Agent shall serve as the Agent for more than one group of Participants. Each group of Participants is requested to consent to an amendment to its Participating Agreement to permit an Agent to represent more than one group of Participants.

		   This amendment to the Participating Agreements will eliminate the need for seven different agents at all times and will simplify administration. This change will not affect the voting power of each Participant under the Participating group in which he or she is a member.

		   If 100% consent is received from Participants in two or more groups permitting an Agent to represent more than one group, one Agent thereafter will represent those groups. Peter L. Malkin (or, if he fails to act, the Executive Committee of WM&B) will decide which Agent will represent consenting groups of Participants. If 100% consent is not received as to any group, the non-consenting group will continue to be represented by a separate Agent. However, no individual will be able to act as Agent for all groups of Participants. Accordingly, there will always be no fewer than two different Agents among all the Participating groups.

	       C.  Permitting the Agents to Combine Groups of Participants

		   The initial organization of Associates into seven groups was viewed at the time as a conservative way to assure that Associates would not be taxed as a corporation, but would instead be treated as a partnership for income tax purposes. Other investment groups subsequently organized by WM&B, including some for larger


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	 investments, typically had many fewer groups of participants once it
	 was determined that, even with fewer groups of participants, the same tax treatment as a partnership would be accorded those investments. The Agents, therefore, request each Participant's consent to an amendment to each group's Participating Agreement to allow the combining of groups of Participants.

		   If two or more groups of Participants are combined, the acting Agent for the combined groups shall be selected from among the Agents for the combining groups by Peter L. Malkin or, failing such selection, by the Executive Committee of WM&B, and the other Agent(s) shall resign. If two or more groups of Participants consent to the combining of groups, those groups shall be combined. However, at no time shall there be fewer than two groups of Participants. If all groups consent to the combining of groups, then three groups will be combined into one remaining group and four groups will be combined as a second remaining group. Peter L. Malkin (or failing action by him, the Executive Committee of WM&B) shall determine which groups will be combined with which other groups if all groups consent to the combining of groups.

		   The effect of combining groups is to dilute the voting power of Participants in those groups which are combined. For example, in certain instances when consent of the Participants is called for under the Participating Agreements, the agreement of 90% of the Participants in each Participating group is required. As a result, if more than 10% of the Participants in one Participating group reject a proposal when 90% Participant consent is called for, then the proposal will be rejected even if all other groups consent. Since each group of Participants holds $1,000,000 of the original investment, negatives votes by Participants in one group aggregating $101,000 -- or approximately 1.44% of the total $7,000,000 investment -- can effectively block a proposal approved by 90% of all other Participants. If groups of Participants are combined, then the effect of such a negative vote would be diluted. For example, if three groups of Participants are combined, then negative votes aggregating $101,000 would not be sufficient to block approval by the combined three groups, as those negative votes would represent only 3.367% of the participating interests in the combined $3,000,000 group.

		   If some groups vote to combine and other groups do not vote to combine, then the voting power of Participants in the combined groups will be reduced vis-a-vis the voting power of Participants in original groups which elect not to combine. A Participant holding a $10,000 original unit now has a vote equal to 1% of his group's $1,000,000 of participating interests. If that Participant's group is combined with two others, forming a group holding $3,000,000 of participating interests, then the affected Participant would hold a .33% voting percentage ($10,000 out of $3,000,000) in the combined groups, whereas the holder of a $10,000 unit in an uncombined group would continue to hold a 1% interest in his or her group.



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	 III.  OPERATIONS ISSUES

	       A.  Discretionary Authority of the Agents

		   In 1981, the Participants approved discretionary authority to Lawrence A. Wien and, once Mr. Wien ceased to serve as an Agent, to Peter L. Malkin to enter into future extensions and modifications of the Fee Mortgage, or replacements thereof (such extensions, modifications or replacements, a "Refinancing"), on terms felt to be beneficial to Associates, provided the Refinancing is with an institutional lender and there is no increase in the principal amount of the Fee Mortgage loan. The consent of each group of Participants is requested to authorize each present and successor Agent to succeed to Peter L. Malkin's discretionary authority to consummate future Refinancings if Peter L. Malkin shall no longer be an Agent. If Peter L. Malkin shall no longer be an Agent, then the Agents then serving shall decide by majority vote, one vote for each group of Participants, which Agent shall then exercise the discretionary authority to consummate Refinancings.

		   If discretionary authority to Refinance the Fee Mortgage from time to time had not been granted to Mr. Wien and Mr. Malkin, then consent of each Participating group, based on a 90% vote of each group, would have been required for each past Refinancing. This process would have been time-consuming and cumbersome, and might have resulted in the loss of what were then perceived to be beneficial opportunities for Refinancings. By approving this extension of authority to the other Agents when Mr. Malkin is no longer serving as an Agent, the Participants will assure that this beneficial arrangement will be continued.

	       B.  Proposed Improvement Program, Lease
		   Modifications and Fee Mortgage Increase

		   The Net Lessee has proposed that significant capital improvements be undertaken at the Property (the "Improvement Program"). The Net Lessee has also proposed that a portion of the cost of the Improvements Program be paid through funds provided by an increase in the Fee Mortgage (the "Fee Mortgage Increase"), with the balance of the cost to be paid by the Net Lessee, either directly as incurred from Building cash flow or through financings arranged and payable by it. The Net Lessee has offered that debt service charges on the Fee Mortgage Increase be covered by an increase in Basic Rent. As a result, because Basic Rent and the other costs of the Improvement Program to be paid by the Net Lessee are deducted in computing Secondary Additional Rent, the Net Lessee is effectively offering to pay one-half of the cost of the Improvement Program. The Net Lessee has indicated, however, that it is not economically justifiable for it to pay one-half of the costs of the Improvement Program unless two additional 25 year extension options for the Net Lease are provided. As a further inducement to the Participants to approve the proposed Net Lease extension options, the Net Lessee has



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	 also offered an increase in Primary Additional Rent to increase the
	 yield to the Participants during the current term and all extensions.

		   The consent of the Participants is requested to the Fee Mortgage Increase and to the modifications to the Net Lease required to implement (a) the change in Basic Rent to include debt service charges on the Fee Mortgage Increase, (b) the increase in Primary Additional Rent and (c) the granting of the additional extensions (the "Lease Extension Options"). This program is referred to together as the "Lease Modification and Financing Program." The Agents have obtained an independent opinion of Brown Harris Stevens Appraisal and Consulting L.L.C. ("Brown Harris") regarding the present value of the costs and benefits to Associates and the Net Lessee of the various components of the Lease Modification and Financing Program. In the view of Brown Harris, the total present value of costs and benefits to the Net Lessee is almost equal, but the present value of benefits to Associates outweighs the present value of its costs. If the requisite consent of Participants is not obtained for the Lease Modification and Financing Program, the Net Lessee may elect to do some or none of the Improvement Program, but the Net Lessee will not pay Basic Rent and Primary Additional Rent at the proposed increased rates.

		   The Lease Extension Options and the Fee Mortgage Increase are considered together for Participant approval as the "Lease Modification and Financing Program" because, as the Net Lessee has advised the Agents, the Net Lessee will only commit to the Improvement Program and the proposed increases in Basic Rent and Primary Additional Rent if both the Lease Extension Options and the Fee Mortgage Increase are approved. Thus there is no benefit to Associates if only the Lease Extension Options or the Financing Program were approved by the Participants. The Net Lessee has approved the Lease Modification and Financing Program, and has committed to undertake the Improvement Program, if the Participants approve the Lease Modification and Financing Program.

		   1.   Proposed Improvement Program

			The Net Lessee has advised that, in order for the Property to remain competitive in the twenty-first century and to protect profitability and the return to the Participants, the Building requires substantial capital improvement and upgrading. Although the Building is well-maintained, it was constructed over 65 years ago and some of its systems and components are out-dated.

			The Net Lessee proposes to implement the Improvement Program at a total cost of at least $8,000,000, including some or all of the following: replacement of the Building's approximately 4,900 windows with new, energy efficient, Thermopane windows; refurbishing and renovation of elevators, resulting in increased operating speed, computerized dispatch, and compliance with the Americans with Disabilities Act, and installation of new intercom and cabs; automation of two freight elevators; installation of a lobby

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	 concierge desk with television monitors; and the refurnishing and
	 upgrading of other common areas such as upper floor corridors and elevator lobbies. The Improvement Program would be undertaken during the years 1997 through 2004. Because the specific components of the Improvement Program are still being developed, it is not now possible to provide a detailed budget for the various elements of the proposed Program.

			The costs of the Improvement Program are to be paid in part from the Fee Mortgage Increase, and the balance of the costs is to be paid by the Net Lessee. The Net Lessee is considering financing the costs for the elevator work through deferred payment of the contract price for the elevator work plus interest. The contemplated elevator financing does not require approval of the Participants because this type of financing by the Net Lessee is already permitted under the Net Lease. The Net Lessee's payments pursuant to the elevator financing, including interest, and the balance of the costs paid by the Net Lessee for the Improvement Program and not funded by the Fee Mortgage Increase are deductible in the computation of Additional Rent as provided in the Net Lease.

		   2.   Lease Modifications

			The Net Lease would be modified (a) to increase Primary Additional Rent to benefit the Participants, (b) to confirm that debt service payments on the Fee Mortgage Increase will be paid by the Net Lessee through an increase in Basic Rent and (c) to grant to the Net Lessee two 25-year extension options.

			a.   Increase in Primary Additional Rent

			     Primary Additional Rent, in the maximum amount of $1,053,800 per fiscal year, is advanced monthly to Associates based on the net operating profit of the Net Lessee for the previous fiscal year. From each monthly advance of Primary Additional Rent, Associates pays Additional Supervisory Compensation to WM&B and distributes the balance to the Participants. Assuming the maximum Primary Additional Rent is advanced monthly by the Net Lessee to Associates (as has been the case for each of the past 17 years), regular monthly distributions are made to Participants from Primary Additional Rent at the rate of about 14.95% per annum on the original cash investment of Associates. (This percentage is computed by dividing (a) the amount distributed to Participants each year from Primary Additional Rent ($1,046,420) by (b) the original cash investment of Associates ($7,000,000). Certain current Participants may have purchased their interest for amounts different from the original investment amount and their rates of return on investment will thus be different.)

			     The Net Lessee proposes to increase the amount of Primary Additional Rent by $78,000 a year, by increasing the monthly advances of Primary Additional Rent by $6,500 each. These increases would be permanent for the balance of the Net Lease term, including

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	 the existing and proposed extensions.  The increase of $78,000 in
	 Primary Additional Rent will be allocated, pursuant to existing arrangements, 90% to the Participants and 10% to WM&B as Additional Supervisory Compensation. As a result of the increase in Primary Additional Rent, monthly distributions to the Participants in years when net operating profit of the Net Lessee is sufficient will increase from approximately 14.95% per year to approximately 15.95% per year on the original cash investment. (The percentage return on original investment is computed as described in the preceding paragraph.) The increased amount of Primary Additional Rent is deductible by the Net Lessee in the computation of Secondary Additional Rent.

			b.   Increase in Basic Rent

			     The Basic Rent under the Lease is equal to the sum of Mtge Rent and $24,000. The Basic Rent received by Associates is applied to pay its monthly Fee Mortgage charges and its Basic Supervisory Compensation to WM&B. See Section I.G. - Supervisory Services.

			     If the Lease Modification and Financing Program is approved by the Participants, the Net Lessee has agreed to increase the monthly installments of Basic Rent to service the Fee Mortgage Increase until the Fee Mortgage Increase is repaid in full. This proposed increase in Basic Rent is deductible by the Net Lessee in the computation of Additional Rent.

			c.   Lease Extension Options

			     In consideration of the Net Lessee's undertaking, and contributing half the cost of, the Improvement Program and increasing the Basic Rent and Primary Additional Rent under the Net Lease, the Participants are requested to approve two additional options in favor of the Net Lessee to extend the Net Lease term for 25 years each, the first from October 1, 2033 through September 30, 2058 and the second from October 1, 2058 to September 30, 2083. The terms of the Net Lease during the additional extensions will be the same as now provided in the Net Lease, except for the increases in Basic Rent and Primary Additional Rent described in paragraphs a. and
	 b. above.

			     The granting of the Lease Extension Options will trigger a New York State Transfer Tax of approximately $240,000, representing a tax of .4% of the net present value of the estimated rent to be received by Associates over the balance of the term of the Net Lease including the Lease Extension Options (the "Transfer Taxes"). These Transfer Taxes are typically paid by the transferror. The Net Lessee has proposed funding the Transfer Taxes through the Fee Mortgage Increase. New York State Transfer Taxes were not imposed on the granting of lease extensions prior to July 1, 1989.

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		   3.   Fee Mortgage Increase

			The Participants are requested to approve an increase of up to $6,250,000 in the principal amount of the Fee Mortgage. The proceeds of the Fee Mortgage Increase will be used by the Net Lessee as agent for Associates to pay costs of the Improvement Program and to pay the Transfer Taxes. If the Lease Modification and Financing Program is approved by the Participants, the Net Lessee will pay, and will deduct as an operating expense for the year incurred, all expenses of closing the Fee Mortgage Increase, such as points, mortgage recording taxes, mortgage title insurance, fees of lenders' and borrower's counsel, mortgage brokerage commissions, and fees of Lenders' appraisers and engineers. Alternatively, proceeds from the Fee Mortgage Increase will be used to pay closing expenses, as the Net Lessee may elect, and the Net Lessee would pay from operating revenues (and thus deduct in the year paid) the costs of the Improvement Program not covered by such proceeds used for expenses.

			The current mortgagee has indicated a willingness to fund the Fee Mortgage Increase. The existing principal of the Fee Mortgage is $12,020,814 (the "Existing Principal"). The current interest rate is 8.85% per annum. The increased Fee Mortgage, totalling up to $18,270,814, will bear interest at a blended fixed rate based upon a formula related to Treasury Bond rates and now estimated at approximately ____% per annum. The new Fee Mortgage, including both the Existing Principal and the Fee Mortgage Increase, will not be amortized during its term, and will mature on October 31, 2004, the existing maturity date under the current terms of the Fee Mortgage. Neither Associates nor the Participants will be personally liable for the debt. To minimize interest charges on the Fee Mortgage Increase, the Net Lessee may arrange with the current fee mortgagee for the advance of the Fee Mortgage Increase in installments. If amortization payments are required in connection with future Refinancings of the increased Fee Mortgage, those payments will be applied to reduce the Fee Mortgage Increase until repaid in full.

			The Fee Mortgage Increase, as advanced, will be held by Associates and applied to the Improvement Program as expended by the Net Lessee. For purposes of determining Additional Rent, the interest earned on the temporary investment of the Fee Mortgage Increase until expended in connection with the Improvement Program shall be treated as income of the Net Lessee.

	 IV.   CERTAIN EFFECTS OF THE LEASE MODIFICATION AND FINANCING PROGRAM

	       A.  Generally

		   If the Lease Modification and Financing Program is approved by the Participants, Primary Additional Rent, and thus monthly distributions to the Participants, will be increased. The Agents are of the opinion, based on the results of operations of the Property as reflected in the annual statements provided by the Net Lessee in

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	 computing Additional Rent and based on the Agents' knowledge of the
	 Building and of the market generally, that the Net Lessee will be able to pay the increase in Basic Rent to cover debt service charges on the Fee Mortgage Increase and the increased Primary Additional Rent. Assuming the Agents' expectations are realized, as to which no assurance can be given, Associates and the Net Lessee will each bear
	 (a) one-half of the debt service charges on the Fee Mortgage Increase, and (b) one-half of the increase in Primary Additional Rent. As a consequence, if operating results do not change there would be a decrease in Secondary Additional Rent. Because the actual increase in Basic Rent attributable to debt service charges on the Fee Mortgage Increase cannot now be ascertained, it is not possible to estimate the decrease in Secondary Additional Rent which would result if operating results do not change.

		   The Agents also assume that, because payment for the Improvement Program (whether in the form of deferred payment of the cost of the elevator work, repayment of the Fee Mortgage Increase through an increase in Basic Rent or direct payment for services and materials) is deductible in computing Secondary Additional Rent, each of Associates and the Net Lessee will ultimately bear one-half of the cost of the Improvement Program. Stated differently, the value of the Property and of Associates' interest in it will be enhanced, and the Net Lessee will have contributed half the cost. Reflecting this sharing of the costs of the Improvement Program, if Associates and the Net Lessee join in a sale of the Property prior to repayment of the Fee Mortgage Increase, the Net Lessee shall be required to pay one-half of the Fee Mortgage Increase then outstanding (together with one-half of the balance of any elevator financing then outstanding), and the remainder of those obligations shall be paid from the proceeds of sale allocable to Associates. Sale of the Property is not currently contemplated.

		   The effect of the Lease Modification and Financing Program on the Net Lessee is that it will be able to continue to operate the Property for up to an additional 50 years and share in its operating profit or loss, regardless of whether Associates may hereafter decide to retain or sell its interest in the Property. The Lease Modification and Financing Program will have no direct effect on the Agents as such since they have no beneficial ownership interest as Agents or as joint venturers in Associates. There is no change in the Basic Supervisory Fee or the formula under which WM&B receives Additional Supervisory Compensation but, as a result of the increase in Primary Additional Rent, the amount of Additional Supervisory Compensation payable to WM&B in any year may be slightly increased. See Section IV. -- Potential Conflicts of Interest.

	       B.  Tax Consequences

		   The improvements paid for through the Fee Mortgage Increase shall be installed by the Net Lessee as agent for Associates and shall be deemed to be the property of Associates. The applicable income tax deductions for depreciation shall benefit the

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	 Participants.  To the extent the Improvement Program is funded from
	 the Fee Mortgage Increase, non-deductible amortization payments by Associates under the Fee Mortgage will ultimately equal the tax benefits of the depreciation. Because the proposed terms for the Fee Mortgage as increased do not require current amortization payments however, the Participants will receive a timing benefit in that the depreciation deductions will be available currently while the non-deductible amortization payments are not now required. Accordingly, there is no material, adverse tax consequence to the Participants as a result of the Lease Modification and Financing Program.

		   The New York State Transfer Tax payable in connection with the granting of the Lease Extension Options is proposed by the Net Lessee to be funded by the Fee Mortgage Increase. The tax consequences parallel those described in the preceding paragraph regarding the Improvement Program.

	 V.    RECOMMENDATIONS; INDEPENDENT OPINION

	       A.  Recommendations

		   1.   Governance Issues

			The Agents recommend that the Participants approve each of the three Governance Issues described in Section II. above:

			a.   The designation of additional successor Agents.

			b. The elimination of the requirement that no person may serve as Agent for more than one group of Participants.

			c. The granting to the Agents of the right to combine groups of Participants.

	 The Agents believe that the approval of each of these issues will make the administration of Associates less cumbersome. Although voting power will be diluted under the third proposal listed above, the Agents nevertheless feel that the use of so many groups of Participants was an historical anomaly that should not be continued because it allows a very small number of Participations in one group to block an approval from the vast majority of Participants.

		   2.   Operations Issues

			The Agents recommend the Participants approve each of the two Operations Issues described in Section III. above.

			Regarding the Discretionary Authority of the Agents to enter into future Refinancings, the ease of acting without the need for a Participant vote for past Refinancings has been a time-saving convenience allowing for beneficial results for Associates.

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			As to the Lease Modification and Financing Program,
	 involving the extension and modification of the Net Lease and the Fee Mortgage Increase, the Agents recommend approval by the Participants for the following reasons:

		    -- The Property should be improved to remain as competitive in the market as reasonably can be achieved. Failure to upgrade the Property could adversely affect profit, Additional Rent and distributions to the Participants.

		    --  The value of the Property will be enhanced.

		    -- The increase in Primary Additional Rent will permit regular monthly distributions at the rate of approximately 15.95% per annum on the original cash investment of $7,000,000, assuming operating profit remains sufficient for such payments. If the Lease Modification and Financing Program is not approved, the monthly distributions will remain at approximately 14.95% per annum (assuming sufficient operating profit).

		    -- If the Lease Modification and Financing Program is not approved, the Agents believe that the Net Lessee will not likely undertake all of the Improvement Program and the Agents believe that the opportunity to improve operating results and Secondary Additional Rent distributions to the Participants will be diminished.

	       B.  Independent Opinion relating to the
		   Lease Modification and Financing Program

		   The Agents commissioned Brown Harris Stevens Appraisal & Consulting, LLC ("Brown Harris") to render an independent opinion comparing the present values of the respective benefits and costs to each of Associates and the Net Lessee of the Lease Modification and Financing Program. The benefits to the Net Lessee are (i) the present value of the two Lease Extension Options and (ii) the present value of the anticipated additional income to the Net Lessee which would result from capital improvements to the Building resulting from the Improvement Program. The costs to the Net Lessee are (iii) the present value of one-half of the cost of the Improvement Program and
	 (iv) the present value of the proposed increase in Primary Additional Rent. The benefits to Associates are (v) the present value of the anticipated additional income to Associates which would result from capital improvements to the Building resulting from the Improvement Program and (vi) the present value of the proposed increase in Primary Additional Rent. The cost to Associates is (vii) the present value of the additional net income Associates could have obtained if the Net Lease had expired pursuant to its original terms instead of at the end of the new extension terms. For purposes of analyzing

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	 these various costs and benefits, Brown Harris assumed that the Net
	 Lease would be extended by the Net Lessee for all extensions including the two proposed extensions.

		   In the view of Brown Harris, the Lease Extension Options (item (i) above) have a discounted present value to the Net Lessee in the range of $435,000 to $760,000 (or an average present value of $600,000) and the discounted present value to the Net Lessee of its share of enhanced income from Property operations (item (ii) above) is $3,000,000. Accordingly, the total current value benefitting the Net Lessee is $3,600,000. The discounted present cost to the Net Lessee of its share of the Improvement Program (item (iii) above) is $3,100,000, and the discounted present cost to the Net Lessee of the proposed increase in Primary Additional Rent is $390,000. Accordingly, the total present cost to the Net Lessee of the Lease Modification and Financing Program is $3,490,000, which is approximately equal to the total present value benefitting the Net Lessee.

		   The discounted present value to Associates of its share of enhanced income from Property operations (item (v) above) is $2,000,000, and the discounted present value of the proposed increase in Primary Additional Rent (item (vi) above) is $390,000, for a total current benefit to Associates of $2,390,000. The discounted present cost to Associates of the two additional 25 year extensions of the term of the Net lease is $1,100,000, which is substantially less than the present value benefit to Associates of the Lease Modification and Financing Program.

		   Brown Harris was selected by the Agents to render the independent opinion described above because Brown Harris has a well known, highly-regarded appraisal group with significant experience in the Manhattan office market. The Agents described to representatives of Brown Harris the proposals comprising the Lease Modification and Financing Program and requested an independent evaluation of the present value of the respective benefits and costs to the Net Lessee and Associates of the various elements of the Program. There were no other conditions or limits placed on their activities.

		   In reaching their conclusions, Brown Harris determined that the Income Capitalization Approach to derive value estimates based on anticipated net income was the appropriate approach to utilize. It was their assessment that the other traditional approaches to determining values -- the Cost Approach (relating to replacement of the Building) and the Sales Comparison Approach -- would not be applicable as they were not valuing the entire Property but rather cash streams resulting from increases in rent, costs for work, etc. For purposes of computing future values, they determined that (a) the cash outlays for the Improvement Program and the income stream to the Net Lessee from the Extension Options should be discounted at an annual rate of 13%, (b) the cost to Associates of lost income resulting from the granting of the Extension Options should be discounted at 12%, (c) in comparing the effect of the Improvement

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	 Program on income growth, the growth rate for income at the Property
	 would be 2% if the Improvement Program is not undertaken and 4% if it is undertaken and (d) the resulting cash streams of income should be discounted at an annual rate of 13%. Finally, they determined that the discount rate for determining the present cost to the Net Lessee and the present benefit to Associates of the proposed increase in Primary Additional Rent should be 10%, a rate determined to be appropriate in light of required returns on similar investments.
	 They also assumed certain inflation factors for income reflecting a conservative assessment based on previous recent inflationary trends.

		   A Report of their conclusions, calculations and supporting data is on file in the office of WM&B and is available for review by Participants during business hours upon reasonable notice. Appointments to inspect and copy the report may be made by contacting Stanley Katzman, Esq. at (212) 687-8700.

	 VI.   POTENTIAL CONFLICTS OF INTEREST

	       A.  Certain Ownership of Participations

		   As of June 30, 1996, the Agents beneficially owned, directly or indirectly, the following Participations:

			    Name & Address           Amount of
			    of Beneficial            Beneficial    Percent
	 Title of Class         Owner                Ownership     of Class

	 Participations     Donald A. Bettex         $10,000.00    .143%
	 in Partnership     700 Park Avenue
	 Interests          New York, N.Y. 10021

			    Thomas N. Keltner, Jr.   $ 2,500.00    .036%
			    1111 Park Avenue
			    New York, N.Y. 10128

			    John L. Loehr            $ 5,000.00    .071%
			    286 Alpine Circle
			    River Vale, N.J. 07675

			    Peter L. Malkin          $33,333.34    .476%
			    21 Bobolink Lane
			    Greenwich, CT 06830

			    Richard A. Shapiro       $ 2,500.00    .036%
			    38 Flint Avenue
			    Larchmont, N.Y. 10538

		   At such date, Peter L. Malkin owned of record, as trustee or co-trustee but not beneficially, $55,714 of Participations and his wife owned $35,000 of Participations. Mr. Malkin disclaims any

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





	 beneficial ownership of such Participations. Richard A. Shapiro owns as custodian a $5,000 Participation but he disclaims any beneficial ownership of such Participation.

		   Other members of Wien, Malkin & Bettex, their wives and minor children or trusts and estates in which they have beneficial interests own an aggregate of $10,000 of Participations, or approximately .143% of the outstanding Participations.

	       B.  Relationships with the Net Lessee

		   Peter L. Malkin owns of record and beneficially 5% of the Net Lessee. Peter L. Malkin owns of record, as co-trustee and agent, but not beneficially, approximately 12.079%, and his wife 2.5%, of the Net Lessee. Mr. Malkin disclaims any beneficial ownership of the interests in the Net Lessee owned by him as trustee or owned by his wife.

		   All major actions by the Net Lessee require approval of no less than 75% of the partnership interests in the Net Lessee. The Agents have been advised that all partners in the Net Lessee have approved the undertaking of the Net Lessee's obligations in respect of the Lease Modification and Financing Program and in respect of the Improvement Program if the Lease Modification and Financing Program is approved by the Participants.

		   WM&B receives $180,000 annually from the Net Lessee for acting as supervisor of the Net Lessee's partnership agreement and additional compensation of 10% of distribution of cash profit of Net Lessee in excess of $400,000 per annum. If the Lease Extension Options are granted to the Net Lessee, WM&B will receive its annual fee and additional compensation (if earned) during each year of the extended terms.

		   The Agents, WM&B and Helmsley-Spear, Inc. have been indemnified by the Net Lessee in connection with Lease Extension and Financing Program.

	       C.  Third Parties

		   Brown Harris is independent of and not affiliated with Associates, the Agents, the Net Lessee, or WM&B. Brown Harris has not received any compensation from Associates or the Net Lessee for the past three years. W&M Properties, Inc. has been retained by the Agents as a financial consultant and will receive a fee of $______ if the Lease Extension and Financing Program is approved and the Fee Mortgage Increase is consummated. W&M Properties, Inc. is owned by Peter L. Malkin and his son, Anthony E. Malkin.

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	 VII.  FEES AND EXPENSES

	       All fees and expenses relating to the solicitation of Consents hereunder and of Brown Harris will be paid by the Net Lessee and deducted in determining Additional Rent.

	 VIII. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
	       FINANCIAL CONDITION AND RESULTS OF OPERATION

	       Associates was organized solely for the purpose of acquiring the Property subject to the Net Lease. Associates pays Fee Mortgage charges and $24,000 a year for Basic Supervisory Compensation and disbursements to WM&B from Basic Rent paid to Associates by the Net Lessee under the Net Lease. From Primary Additional Rent and Secondary Additional Rent, Associates pays Additional Supervisory Compensation to WM&B and distributes the balance to the Participants. Under the Net Lease, the Net Lessee has assumed sole responsibility for the operation, repair, maintenance and management of the Property. Associates need not maintain substantial reserves or otherwise maintain liquid assets to defray operating expenses of the Property. In fact, if Associates accumulated cash reserves by withholding or reducing distributions to the Participants from Additional Rent, the Participants would suffer adverse tax consequences because the amounts held back by Associates would nevertheless be taxable to the Participants.

	       During the twelve months ended December 31, 1995, and in the first six months of 1996, Associates made regular monthly distributions from Primary Additional Rent of $124.57 for each original $10,000 participation (or $1,494.89 per annum for each original $10,000 participation). On November 30, 1995, Associates made a distribution of $2,013.34 in respect of each original $10,000 participation from Secondary Additional Rent. See Section I.C.2. - The Net Lease - Rent and Section I.F. - Financial Information.

		   The following summarizes the material factors affecting Associates' results of operations for the three years ended
	 December 31, 1995 and the three and six month periods ended June 30, 1996 and June 30, 1995:

			a. Total income has decreased for the last two years. Such decrease is attributable to decreased Secondary Additional Rent. The amount of Secondary Additional Rent reflects the downturn in the New York City economy and the local real estate market and increased expenditures by the Net Lessee to enhance the Property. It is difficult to forecast whether the New York City real estate market will improve over the next few years.

			b. Total expenses have decreased for the last two years. Such decreases reflect a decrease in

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





			     Additional Supervisory Compensation more than offsetting an increase in interest expense on the
			     Fee Mortgage.   In addition, there was a decrease
			     in amortization of Fee Mortgage Refinancing
			     Costs.

			c. Total income remained the same for the three and six month periods ended June 30, 1996, as compared with the three and six month periods ended June 30, 1995. Total expenses remained the same for the three and six month periods ended June 30, 1996, as compared with the three and six month periods ended June 30, 1995.

	 IX.   LIQUIDITY AND CAPITAL RESOURCES

	       There has been no significant change in Associates' liquidity for the twelve-month period ended December 31, 1995, as compared with the twelve-month period ended December 31, 1994, or for the six month period ended June 30, 1996 as compared to the same period in 1995.

	 X.    INFLATION

	       Inflationary trends in the economy may impact the operations of the Net Lessee, and therefore, Additional Rent. Historically, inflation generally has resulted in an increase in Additional Rent.

	 XI.   TERMS OF SOLICITATIONS OF CONSENTS

	       Each Agent acts as agent for a group of Participants owning a one-seventh interest in Associates and representing $1,000,000 in interests of the original $7,000,000 investment in Associates. At December 31, 1995, no person held participations aggregating more than 5% of the total outstanding participations.

	       The Participating Agreement between an Agent and the Participants in that Agent's group requires the following percentage of consents for the proposals made by the Agents in this Statement:

	       A.  Governance Issues

		   1.   As to designation of successor Agents referred to in
	 Section II.A. above - 75%.

		   2. As to permitting an Agent to represent more than one group of Participants referred to in Section II.B. above - 100% of two or more groups, and then one Agent can represent such groups.

		   3. As to permitting the Agents to combine two or more groups of Participants referred to in Section II.C. above - 100% of two or more groups, and then those groups which have received such consent can be combined.

	       B.  Operations Issues

		   1. As to discretionary authority to the Agents other than Peter L. Malkin if Peter L. Malkin ceases to serve as an Agent to consummate future Refinancings, as described in Paragraph III.A. above - 100%;

		   2. As to the Lease Modification and Financing Program (involving the Net Lease modification, consisting of the increases in Basic Rent to cover debt service charges on the Fee Mortgage Increase, a permanent increase in Primary Additional Rent, and two 25 year extension options to the Net Lessee, and the Fee Mortgage Increase) as described in Section III.B. above - 100%, subject to the Participation Purchase Arrangement described below.

	       On June 30, 1996, there were 735 Participants holding participations in the seven groups. Each Participant's voting percentage in his or her group is determined by a fraction, the numerator of which is the face amount of the participation owned and the denominator of which is the group's original $1,000,000 investment in Associates.

		   The approval of the Lease Modification and Financing Program is subject to the provision of the Participating Agreement which states that, if owners of 90% of the Participations in any Agent's group consent, that Agent or his or her designee shall have the right to purchase the interest of any Participant in such Agent's group who has not given such consent within 10 days after the mailing by the Agent of the request therefor, together with advice that 90% of the Participants in such Participant's group have so consented (the "Participation Purchase Arrangement"). The purchase price shall be the greater of (i) the book value of the participation (original cost less capital repaid thereon), and (ii) $100. Since the book value of an original participation has a negative balance of $6,392.00 as of December 31, 1995 (computed by dividing Associates' negative equity of $4,474,094 by the original $7,000,000 cash investment), the price would be $100. The interest of any non-consenting Participant would not be repurchased without prior written notice that the holders of 90% of the outstanding participations of the non-consenting Participant's group have consented and that the non-consenting Participant has 10 days within which to consent to the Lease Modification and Financing Program. Note that a vote to "Abstain" is treated for purposes of the Participation Purchase Arrangement the same as a vote to "Disapprove" the Lease Modification and Financing Program.

		   If 90% or more of the Participants in an Agent's group consent to the Lease Modification and Financing Program, each Agent (or his designee) presently intends to purchase the interest of any non-consenting Participant for $100. Funds for the purchase of the interests of non-consenting Participants will not be provided by

	 Associates. Any Participant whose participation is purchased by an Agent (or his designee) will not receive any further Additional Rent paid in respect of the year of purchase or thereafter.

		   The solicitation of consents will terminate 60 days after the date of this letter, but may be extended by the Agents through _________________. There is no record date establishing the identity of the Participants entitled to vote for the proposals. Holders of participations as of ________, 1996 will be recognized as entitled to vote. However, if any Participation is transferred before the consent with respect to that Participation is given, the transferee will be entitled to vote. If consent to the proposals has been given prior to the transfer of a Participation, however, the transferee will be bound by the vote of the transferor. In addition, the Agents and their designees will be entitled to vote the Participation of any non-consenting Participant whose interest is purchased by them under the Participation Purchase Arrangement (as defined above).

		   WM&B has been authorized by the Agents to solicit the consents of Participants by mail, fax, telephone and telegram after the mailing of this Statement. Forms of Consent that are signed and returned without a choice indicated as to any proposal for which consent is sought will be deemed to constitute a consent to the applicable proposal or proposals, as the case may be, and will be binding on each Participant as if such Participant had actually indicated such choice on such form. If the Consent is returned undated, it will be deemed dated as of the date received by the Agents.

		   Participations are not traded on an established securities market, nor are they readily tradeable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur (other than certain intra-family transfers involving Participations owned by members of WM&B or their families). However, Associates has been advised that sales prices during the past two calendar years for an original $10,000 Participation were $20,000.

		   If you have any question or desire any additional information concerning this consent solicitation, please communicate in writing with any partner in Wien, Malkin & Bettex, 60 East 42nd Street, New York, New York 10165-0015 or by fax at 212-986-7679.

		   PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE CONSENT IN THE ENCLOSED ENVELOPE. ONCE GIVEN, CONSENT MAY NOT BE REVOKED.

						      PRELIMINARY COPY


				     C O N S E N T

		    (SOLICITED BY PETER L. MALKIN, RALPH W. FELSTEN,
		   DONALD A. BETTEX, STANLEY KATZMAN, JOHN L. LOEHR,
		     RICHARD A. SHAPIRO AND THOMAS N. KELTNER, JR.
			 AS AGENTS (THE "AGENTS") ON BEHALF OF
			      60 EAST 42ND ST. ASSOCIATES)


	       As a Participant in 60 East 42nd St. Associates, the owner of the Lincoln Building at 60 East 42nd Street, New York, New York, I hereby take the following actions in response to the Agents' proposals as outlined in the Statement Issued by the Agents in connection with the Solicitation of Consents of the Participants, dated ________________, 1996 (the "Statement"):

	      A.   GOVERNANCE ISSUES

	      1.   Designation of Successors to the Agents

		   CONSENT                      WITHHOLD CONSENT

		    [  ]  Consent to                  [  ]  Disapprove of
			  and Approve of

						      [  ]  Abstain From
							    Consenting To

	 the designation of the successor Agents, as described in Section II.A. of the Statement.


	      2.   Permitting an Agent to Serve as the Agent
		   For More Than One Group of Participants

		   CONSENT                      WITHHOLD CONSENT

		    [  ]  Consent to                  [  ]  Disapprove of
			  and Approve of

						      [  ]  Abstain From
							    Consenting To

	 permitting an Agent to act as agent for more than one group, as described in Section II.B. of the Statement.

	      3.   Permitting the Agents to Combine Groups of Participants

		   CONSENT                      WITHHOLD CONSENT

		    [  ]  Consent to                 [  ]   Disapprove of
			  and Approve of

						     [  ]   Abstain From
							    Consenting To

	 permitting the Agents to combine groups of Participants, as described in Section II.C. of the Statement.


	 B.   OPERATING ISSUES

	      1.   Discretionary Authority of the Agents

		   CONSENT                      WITHHOLD CONSENT

		    [  ]  Consent to             [  ]  Disapprove of
			  and Approve of

						 [  ]  Abstain From
						       Consenting To

	 permitting present and successor Agents to succeed to Peter L. Malkin's discretionary authority to consummate future
	 Refinancings, as described in Section III.A. of the Statement.


	      2.   Proposed Improvement Program, Lease
		   Modifications and Fee Mortgage Increase

		   CONSENT                      WITHHOLD CONSENT

		    [  ]  Consent to             [  ]  Disapprove of
			  and Approve of

						 [  ]  Abstain From
						       Consenting To

	 the Lease Modification and Financing Program described in Section III.B. of the Statement.


	 The Agents recommend that Participants consent to all of the above. Note that a vote to abstain is treated the same as a vote to disapprove.

	      The solicitation of Consents will terminate on ____________, but may be extended until ____________.






	      Each of the matters for which a consent or authorization is being solicited is more fully described in the Statement, receipt of which is hereby acknowledged and which is incorporated herein by reference.

	 IF THIS FORM IS SIGNED AND RETURNED WITHOUT A CHOICE INDICATED ON ANY OR ALL OF THE FIVE ITEMS, CONSENT WILL BE DEEMED TO HAVE BEEN GIVEN AS TO SUCH ITEM OR ITEMS AS IF SUCH CONSENT WAS ACTUALLY INDICATED ON SUCH FORM. IF THE CONSENT IS RETURNED UNDATED, IT WILL BE DEEMED DATED AS OF THE DATE RECEIVED BY THE AGENTS. ONCE GIVEN, CONSENT (OR DEEMED CONSENT) AS TO ANY ITEM MAY NOT BE REVOKED AS TO SUCH ITEM.




	 Dated: ________________, 1996          _________________________
						       Signature

						_________________________
						   Also Print Name Here

		      PART I.  FINANCIAL INFORMATION                       2.

    Item 1.  Financial Statements

			   60 East 42nd St. Associates
			  Condensed Statement of Income
				 (Unaudited)


				 For the Three Months       For the Six Months
				    Ended June 30,            Ended June 30,
				    1996      1995            1996      1995
Rent Income:

Basic rent, from a related
  party (Note B)                  $271,960   $271,960     $  543,921  $  543,921
Additional rent from a
  related party (Note B)           263,450    263,450        526,900     526,900
				  --------   --------     ----------  ----------
    Total rent income              535,410    535,410      1,070,821   1,070,821
				  ========   ========     ==========  ==========
Expenses:

Interest on mortgage (Note B)      265,960    265,960        531,921     531,921
Supervisory services, to a
  related party (Note C)             7,845      7,845         15,690      15,690
Amortization of mortgage
  refinancing costs                  6,194      6,194         12,388      12,388
				  --------   --------     ----------  ----------
    Total expenses                 279,999    279,999        559,999     559,999
				  --------   --------     ----------  ----------

Net income                        $255,411   $255,411     $  510,822  $  510,822
				  ========   ========     ==========  ==========

Earnings per $10,000 participa-
  tion unit, based on 700 parti-
  cipation units outstanding
  during the year                 $ 364.87   $ 364.87      $  729.75   $  729.75
				  ========   ========      =========   =========

Distributions per $10,000 parti-
  cipation consisted of the
  following:

  Income                          $ 364.87   $ 364.87      $  729.75   $  729.75
  Return of capital                   8.85       8.85          17.69       17.69
				  --------   --------      ---------   ---------
    Total distributions           $ 373.72   $ 373.72      $  747.44   $  747.44
				  ========   ========      =========   =========

    At June 30, 1996 and 1995, there were $7,000,000 of participations outstanding.

									 3.
			  60 East 42nd St. Associates
			     Condensed Balance Sheet
				  (Unaudited)

					      June 30, 1996   December 31, 1995
Assets
Current assets:
  Cash                                         $    87,879         $    87,879
					       -----------         -----------
  Total current assets                              87,879              87,879

Real estate
  Land                                           7,240,000           7,240,000
  Buildings and Building Improvements           18,534,135          18,534,135
      Less, allowance for depreciation          18,534,135          18,534,135
					       -----------         -----------
						       -0-                 -0-
Mortgage refinancing costs                         249,522             249,522
      Less, allowance for amortization              43,069              30,681
					       ------------        -----------
						   206,453             218,841
					       -----------         -----------
Total assets                                   $ 7,534,332         $ 7,546,720
					       ===========         ===========
Liabilities and Capital

  Long-term debt                                12,020,814          12,020,814

  Capital
  Capital deficit, January 1,                   (4,474,094)         (4,449,318)
    Add, Net income:
    January 1, 1996 through June 30, 1996          510,822                 -0-
    January 1, 1995 through December 31, 1995          -0-           2,430,979
					       -----------         -----------
						(3,963,272)         (2,018,339)
					       -----------         -----------
Less, Distributions:
  Monthly distributions,
    January 1, 1996 through June 30, 1996          523,210                -0-
    January 1, 1995 through December 31, 1995          -0-           1,046,420
  Distribution on November 30, 1995 of
    Additional Rent for the lease year
     ended September 30, 1995                          -0-           1,409,335
					       -----------         -----------
  Total distributions                              523,210           2,455,755
					       -----------         -----------
Capital (deficit)
    June 30, 1996                               (4,486,482)                -0-
    December 31, 1995                                  -0-          (4,474,094)
					       -----------         -----------
  Total liabilities and capital:
	June 30, 1996                          $ 7,534,332                 -0-
	December 31, 1995                              -0-         $ 7,546,720
					       ===========         ===========

								    4.
			60 East 42nd St. Associates
		    Condensed Statements of Cash Flows
			       (Unaudited)



					    January 1, 1996     January 1, 1995
						through             through
					      June 30, 1996       June 30, 1995

 Cash flows from operating activities:
   Net income                                  $  510,822          $  510,822
   Adjustments to reconcile net income
     to cash provided by operating
     activities:
   Amortization of mortgage refinancing
     costs                                         12,388              12,388
   Change in accrued interest payable                 -0-             (88,653)
						---------           ---------

   Net cash provided by operating
     activities                                   523,210             434,557
						---------           ---------

 Cash flows from financing activities:
   Cash distributions                            (523,210)           (523,210)
						---------           ---------

     Net cash used in financing
       activities                                (523,210)           (523,210)
						---------           ---------
     Net increase (decrease) in cash                  -0-             (88,653)

     Cash, beginning of quarter                    87,879             176,532
						---------           ---------
     Cash, end of quarter                       $  87,879           $  87,879
						=========           =========


					   January 1, 1996     January 1, 1995
						through             through
					     June 30, 1996       June 30, 1995


       Cash paid for:
	  Interest                              $ 620,574           $ 620,574
						=========           =========

	 60 East 42nd St. Associates                                    5.

	 June 30, 1996


	 Notes to Condensed Financial Statements (Unaudited)

	 Note A - Basis of Presentation

		   The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and statement of cash flows in conformity with generally accepted accounting principles. The accompanying unaudited condensed financial statements include all adjustments (consisting only of normal recurring accruals) which are, in the opinion of the partners in Registrant, necessary for a fair statement of the results for such interim periods. The partners in Registrant believe that the accompanying unaudited condensed financial statements and the notes thereto fairly disclose the financial condition and results of Registrant's operations for the periods indicated and are adequate to make the information presented therein not misleading.

	 Note B - Interim Period Reporting

		   The results for the interim periods are not necessarily indicative of the results to be expected for a full year.

		   Registrant is a New York partnership which was organized on September 25, 1958 and which owns fee title to the Lincoln Building and the land thereunder, located at 60 East 42nd Street, New York, New York 10165 (the "Property"). Registrant's partners are Donald A. Bettex, Ralph W. Felsten, Stanley Katzman, Peter L. Malkin, John L. Loehr, Thomas N. Keltner, Jr. and Richard A. Shapiro, (collectively the "Partners"), each of whom also acts as an agent for holders of participations (the "Participants") in their respective partnership interests in Registrant.

		   Registrant leases the Property to Lincoln Building Associates ("Lessee") under a long-term net operating lease (the "Lease"), the current term of which expires on September 30, 2008. (There is one additional 25-year term which, if exercised, will extend the Lease until September 30, 2033.) Lessee is a partnership whose partners consist of, among others, Mr. Malkin. The Partners are also members of the law firm of Wien, Malkin & Bettex, 60 East 42nd Street, New York, New York, counsel to Registrant and Lessee ("Counsel"). See Note C of this Item 1 ("Note C").

		   The Lease, as modified, provides that Lessee is required to pay Registrant:

	 60 East 42nd St. Associates                                    6.

	 June 30, 1996

		   (i) an annual basic rent of $1,087,842 (the "Basic Rent"), which is equal to the sum of $1,063,842, the constant annual charges on the first mortgage calculated in accordance with the terms of the Lease, plus $24,000 for supervisory services payable to Counsel.

		  (ii) (A) additional rent (the "Additional Rent") equal to the lesser of (x) Lessee's net operating income for the preceding lease year or (y) $1,053,800 and (B) further additional rent ("Further Additional Rent") equal to 50% of any remaining balance of Lessee's net operating income for such lease year. (Lessee has no obligation to make any payment of Additional Rent or Further Additional Rent until after Lessee has recouped any cumulative operating loss accruing from and after September 30, 1977.)

		 (iii) $1,053,800 as an advance against Additional Rent, an amount which will permit basic distributions to Participants at the annual rate of approximately 14.95% on their remaining cash investment in Registrant; provided, however, if such advances exceed Lessee's net operating income for any Lease year, advances otherwise required during the subsequent lease year shall be reduced by an amount equal to such excess until Lessee shall have recovered, through retention of net operating income, the full amount of such excess.

		   Further Additional Rent income is recognized when earned from the Lessee, at the close of the lease year ending September
	 30. Such income is not determinable until the Lessee, pursuant to the Lease, renders to Registrant a certified report on the operation of the Property. Further Additional Rent for the lease year ended September 30, 1995 was $1,565,928. After payment of $156,593 to Counsel as an additional payment for supervisory services, the balance of $1,409,335 was distributed to the Participants on November 30, 1995.

		   A new first mortgage loan on the Property in the original principal amount of $12,020,814 was closed on October 6, 1994 (the "Mortgage"). Annual Mortgage charges are $1,063,842, payable in equal monthly installments of $88,654, representing interest only at the rate of 8.85% per annum. The Mortgage will mature on October 31, 2004 and is prepayable in whole after October 6, 1995 with a penalty providing interest protection to the mortgagee. The Mortgage is prepayable in whole without penalty during the 90-day period prior to its maturity date.

	 60 East 42nd St. Associates                                    7.

	 June 30, 1996

		   The refinancing costs were capitalized by Registrant and are being expensed ratably during the period of the mortgage extension from October 6, 1994 to October 31, 2004.

		   If the Mortgage is modified, upon the first refinancing which would result in an increase in the amount of the outstanding principal balance of the mortgage, the Basic Rent shall be equal to the Wien, Malkin & Bettex annual supervisory fee of $24,000 plus an amount equal to the product of the new debt service percentage rate under the refinanced mortgage multiplied by the principal balance of the mortgage immediately prior to such refinancing. If there are subsequent refinancings which result in an increase in the amount of the outstanding principal balance of the mortgage, the principal balance referred to above shall be reduced by the amount of the mortgage amortization payable from Basic Rent subsequent to the first refinancing.

	 Note C - Supervisory Services

		   Registrant pays Counsel for supervisory services and disbursements $24,000 per annum (the "Basic Payment"), plus an additional payment of 10% of all distributions to Participants in Registrant in any year in excess of the amount representing a return at the rate of 14% per annum on their remaining cash investment (the "Additional Payment"). At June 30, 1996, such remaining cash investment was $7,000,000 representing the original cash investment of Participants in Registrant.

		   No remuneration was paid during the three and six month periods ended June 30, 1996 by Registrant to any of the Partners as such. Pursuant to the fee arrangements described herein, Registrant paid Counsel $6,000 and $12,000, respectively, of the Basic Payment and $1,845 and $3,690 respectively, on account of the Additional Payment, for supervisory services for the three and six month periods ended June 30, 1996. The supervisory services provided to Registrant by Counsel include legal, administrative services and financial services. The legal and administrative services include acting as general counsel to Registrant, maintaining all of its partnership records, performing physical inspections of the Building, reviewing insurance coverage and conducting annual partnership meetings. Financial services include monthly receipt of rent from the Lessee, payment of monthly and additional distributions to the Participants, payment of all other disbursements, confirmation of the payment of real estate taxes, and active review of financial statements submitted to Registrant by the Lessee and financial statements audited by and tax information prepared by Registrants' independent certified public accountant, and distribution of such materials to the Participants. Counsel also prepares quarterly, annual and other periodic filings with the Securities and Exchange Commission and applicable state authorities.

	 60 East 42nd St. Associates                                    8.

	 June 30, 1996

		   Reference is made to Note B of Item 1 ("Note B") for a description of the terms of the Lease between Registrant and Lessee. As of June 30, 1996, Mr. Malkin owned a partnership interest in Lessee. The respective interests, if any, of the Partners in Registrant and Lessee arise solely from ownership of their respective participations in Registrant and, in the case of Mr. Malkin, his individual ownership of a partnership interest in Lessee. The Partners receive no extra or special benefit not shared on a pro rata basis with all other Participants in Registrant or partners in Lessee. However, the Partners, by reason of their respective interests in Counsel, are entitled to receive their pro rata share of any legal fees or other remuneration paid to Counsel for legal and supervisory services rendered to Registrant and Lessee.

		   As of June 30, 1996, the Partners owned of record and beneficially an aggregate $53,333 of participations in Registrant, representing less than 1% of the currently outstanding participations therein.

		   In addition, as of June 30, 1996, certain of the Partners in Registrant (or their respective spouses) held additional Participations in Registrant as follows:

		   Richard A. Shapiro owned of record as custodian, but not beneficially, a $5,000 Participation. Mr. Shapiro disclaims any beneficial ownership of such Participation.

		   Peter L. Malkin owned of record as trustee or co-trustee, an aggregate of $55,714 of Participations. Mr. Malkin disclaims any beneficial ownership of such Participations.

		   Isabel Malkin, the wife of Peter L. Malkin, individually and beneficially, owned $35,000 of Participations.
		   Mr. Malkin disclaims any beneficial ownership of such Participations.